UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Ryerson Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials:

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 Your vote Ryerson Holding Corporation Annual Meeting of Stockholders Thursday, April 30, 2026 4:00 PM, Central Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/RYZ for more details You must register to attend the meeting online and/or participate at www.proxydocs.com/RYZ For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/RYZ To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. Unless requested, you will not otherwise receive a paper or e-mail copy. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before April 20, 2026. Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On April 30, 2026 For Stockholders as of March 13, 2026 To order paper materials for this and/or future meetings of stockholders, use one of the following methods. Internet: www.investorelections.com/RYZ Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ryerson Holding Corporation Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5 1. The election of directors 1.01 Jacob Kotzubei 1.02 Edward J. Lehner 1.03 Philip E. Norment 2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026. 3. The approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan. 4. An amendment to our restated certificate of incorporation to provide for officer exculpation as permitted by Delaware Law. 5. The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers. 6. Such other business as may properly come before the Annual Meeting or any adjournment thereof.